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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  December 13, 2002


                         Commission file number: 0-12742




                                SPIRE CORPORATION
           -----------------------------------------------------------
           (Name of small business issuer as specified in its charter)




         Massachusetts                                     04-2457335
-------------------------------                         ----------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)



One Patriots Park, Bedford, Massachusetts                  01730-2396
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(Address of principal executive offices)                   (Zip code)



                                 (781) 275-6000
                ------------------------------------------------
                (Issuer's telephone number, including area code)



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ITEM 5. OTHER EVENTS
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     Spire Corporation (the "Company") hereby provides certain unaudited financial information reflecting its transfer of an exclusive patent license for a hemodialysis split-tip catheter to a wholly owned subsidiary of C.R. Bard, Inc. in exchange for up to $16 million and a sublicense from C.R. Bard, Inc. The Company originally announced the transaction in its October 22, 2002 filing of a Current Report on Form 8-K. The accompanying financial information is set forth as an unaudited balance sheet dated as of October 31, 2002, appearing in Exhibit 99 to this Current Report on Form 8-K. The unaudited balance sheet is intended to show, among other matters, an increase in the Company's unaudited stockholders' equity, as a result of cash received in the transaction referred to above which more than fulfills the requirements of Nasdaq.




ITEM 7. FINANCIAL STATEMENTS, UNAUDITED FINANCIAL INFORMATION AND EXHIBITS
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(c) Exhibits

       99   Unaudited Balance Sheet dated October 31, 2002.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Spire Corporation
                                    (Registrant)


Dated: December 13, 2002            By: /s/ Roger G. Little
                                        ---------------------------------------
                                        Roger G. Little
                                        President, Chief Executive Officer and
                                        Chairman of the Board




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                                  EXHIBIT INDEX


Exhibit                       Description                            Page Number
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  99       Unaudited Financial Statements dated October 31, 2002.         4























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